Exhibit 10.2

MDwerks, Inc. - Option Award Agreement

Holder: [__________________]

Dated as of [________], 2023

This Option Award Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between MDwerks, Inc., a Delaware corporation (the “Company”), and the holder as named above (the “Holder”). The Company and Holder may collective be referred to as the “Parties” and each individually as a “Party.”

This Agreement is entered into pursuant to an Option Rollover Agreement by and between the Parties dated as of the Award Date (the “Rollover Agreement”) and is subject to the terms and conditions thereof.

WHEREAS, the Holder is an employee of or service provider to the Company or certain of its affiliates and Company now desires to grant to Holder certain options to acquire certain shares of common stock, par value par value $0.001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	Grant. As of the Award Date, the Company hereby grants to the Holder an option (the “Option”) to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of [_______] shares of Common Stock (the “Option Shares”), at a purchase price of $[_____] per share (as the same may be adjusted as set forth herein, the “Option Price”). The Option shall be fully vested and exercisable on issuance. The Option is not intended to be an “Incentive Stock Option” as defined by Section 422 of the Internal Revenue Code of 1986, as amended.

2.	Term. The Option granted hereunder shall expire in all events at 5:00 p.m., Eastern time on the tenth anniversary of the Award Date (the period from the Award Date to such date being the “Option Period”).

3.	Exercise.

(a)	The Option shall be exercisable by Holder delivering to the Company, during the Option Period, a Notice of Option Exercise in the form as attached hereto as Exhibit A (the “Exercise Notice”) and complying with the remaining terms and conditions herein.

(b)	Holder may pay for Option Shares, and the amount of any tax withholding required hereunder, (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by means of a net issuance (as described below), or (iv) by a combination of the foregoing.

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(c)	The Holder may arrange for exercise of the Option and payment of the Option Price by means of a net issuance of shares of Common Stock as described below (i.e., a cashless exercise), provided, however, that exercise by means of a net issuance shall be permitted only as follows: (x) if the Holder is an officer (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) at the time of exercise, then a net issuance must be approved in advance by the Compensation Committee of the Board of Directors or by the full Board of Directors if the Board has not established a Compensation Committee at such time (as applicable, the “Committee), and (y) if the Holder is not an officer (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) at the time of exercise, then a net issuance must be approved in advance by the Committee or, if and to the extent the Committee so determines, the Company’s General Counsel or other officer of the Company. If a net issuance of Option Shares is so approved and the Holder chooses to exercise in that manner, the exercise of the Option shall be treated as follows: Upon notice of exercise, the Holder shall be deemed, as of the date of exercise, to have received all of the shares of Common Stock subject to the Option (or such portion of such shares of Common Stock as corresponds to the portion of the Option being exercised), and shall simultaneously be deemed to have delivered back to the Company that number of such shares of Common Stock as have a fair market value (determined as of the date of exercise) equal to the Option Price required to be paid on exercise of the Option (or portion being exercised) and any additional amounts required to be paid by the Holder in connection with the exercise of the Option.

(d)	In addition to payment of the Option Price for the Option Shares being purchased, as a condition to the issuance of Option Shares and the delivery of any certificate for such Option Shares, the Holder shall be required to remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements arising in connection with the exercise of the Option. If the Company for any reason does not require the Holder to make a payment sufficient to satisfy such withholding requirements, any tax withholding payments made by the Company or any affiliate of the Company to any federal, state or local tax authority with respect to the exercise of the Option shall constitute a personal obligation of the Holder to the Company, payable upon demand or, at the option of the Company, by deduction from future compensation payable to the Holder. In addition, at the request of the Holder, with consent of the Committee (which may be unreasonably withheld), or to the extent it is determined by the Committee to be necessary or appropriate in connection with any applicable federal, state or local tax withholding obligations, the Company may withhold a portion of the Option Shares that would otherwise be issuable to the Holder on the exercise of the Option. In such event, the portion of the withholding obligation thus satisfied shall be equal to the fair market value of the Option Shares so withheld determined as of the date the Option is exercised.

4.	Adjustments. Upon the occurrence of any of the following events, the Holder’s rights with respect to the Option shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Holder and the Company relating to the Option:

(a)	In the event that, prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be an increase or decrease in the number of issued shares of Common Stock of the Company as a result of a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company, the remaining number of Option Shares still subject to the Option and the Option Price therefor shall be adjusted in a manner determined by the Committee so that the adjusted number of Option Shares and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares still subject to the Option and the Option Price thereof prior to such change.

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(b)	If the Company is merged or consolidated with or is acquired by another entity (any, an “Acquisition”), the Acquisition agreement shall provide that the Option shall be assumed by the surviving entity and the Exercise Price and number of Option Shares subject to this Option shall be equitably adjusted.

(c)	In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 4(b) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Holder upon exercising the Option shall be entitled to receive for the purchase price paid upon such exercise, the securities the Holder would have received if the Holder had exercised the Option prior to such recapitalization or reorganization. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible or exercisable into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Option. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities). With respect to shares issued in accordance with this Option, no fractional shares shall be issued and the Holder shall receive from the Company cash in lieu of such fractional shares or the Company shall round to the nearest whole share of Common Stock, as determined by the Committee.

(d)	The Committee shall determine the specific adjustments to be made under this Section 4, and its determination shall be conclusive. If the Holder receives securities or cash in connection with a transaction described in this Section 4 above as a result of holding the Option, such securities or cash shall be subject to all of the conditions and restrictions applicable to the Option with respect to which such securities or cash were issued, unless otherwise determined by the Committee.

5.	Legal Requirements. If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.

6.	No Transfer. Holder may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Option or otherwise encumber the Option or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

7.	Notices. Any notice to be given to the Company shall be addressed to the Committee at its principal executive office, and any notice to be given to the Holder shall be addressed to the Holder at the address then appearing on the personnel or other records of the Company, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

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8.	Reservation of Right to Terminate. Nothing herein contained shall affect the right of the Company to terminate the Holder in its applicable capacity as an employee of the Company at any time for any reason whatsoever, subject to the terms of any other agreement between the Company and the Holder.

9.	Governing Law, etc. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Clay County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

10.	Waiver of Jury Trial.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

11.	Assignment. This Agreement may not be assigned by either Party without the express prior written consent of the other Party hereto, except that the Company (i) may assign this Agreement to any subsidiary or affiliate of the Company, provided that no such assignment shall relieve the Company of its obligations hereunder without the written consent of the Holder, and (ii) will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties.

12.	Entire Agreement. This Agreement and the Rollover Agreement set forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained.

13.	Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

14.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Award Date.

MDwerks, Inc.

By:
Name:	Steven Laker
Title:	Chief Executive Officer

Holder:

By:
Name:
Title:
(if applicable)

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EXHIBIT A

NOTICE OF OPTION EXERCISE

Dated: _________________, 202___

To: MDwerks, Inc.

Attn: [_______________]

Sir/Madam:

Notice is hereby given of my election to purchase _____ shares of common stock of MDwerks, Inc. (the “Company”) at a price of $[________] per share under the provisions of the stock option (“Option”) granted to me on [___], 2023.

(1) The undersigned hereby exercises the Option with respect to ________ Option Shares pursuant to the terms of the Option, and tenders herewith payment of the exercise price in full (subject to the provisions below), together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Option Shares as is necessary, in accordance with the formula set forth in Section 3(c) of the Option, to exercise the Option pursuant to the cashless exercise procedure set forth in Section 3(c) of the Option.

(3) Please issue said Option Shares in the name of the undersigned:

The following information is supplied for use in issuing and registering the shares purchased:

Number of shares of Common Stock: ____________________

Full Name:

Address:

Signature: